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                                                                  EXHIBIT 23(c)

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Peoples Heritage Financial Group, Inc.

         We consent to the use of our reports dated January 17, 1996 and June 25, 1996 incorporated herein by references and to the references to our firm under the heading "Experts" in the Prospectus/Joint Proxy Statement. Our reports refer to changes in the Company's methods of accounting for mortgage servicing rights.

                                                  KPMG Peat Marwick LLP

Boston, Massachusetts
July 1, 1996